CLEAR Announces Second Quarter 2026 Financial Results

NEW YORK, August 5, 2026 – Clear Secure, Inc. (NYSE: YOU), the secure identity company, has released financial results for the second quarter 2026 on its Investor Relations website at https://ir.clearme.com.

Second Quarter Financial Highlights
(percentage change is expressed as year-over-year, unless otherwise specified)
●Revenue of $277.8 million was up 26.6%; Total Bookings of $295.9 million increased 32.8%
●Operating income of $83.0 million, representing a 29.9% operating income margin
●Net income of $72.3 million, representing a 26.0% net income margin
●Adjusted EBITDA of $101.1 million, representing a 36.4% Adjusted EBITDA margin and 900 basis points of year-over-year margin expansion, exceeding long-term Adjusted EBITDA margin target of 35%
●Earnings per Common Share Basic and Diluted of $0.50 and $0.49, respectively
●Net cash provided by operating activities of $201.2 million; Free Cash Flow of $189.0 million

Operational Achievements
●Total CLEAR Members grew to 43.5 million, up 30.0% year-over-year and Active CLEAR+ Members grew to 8.3 million, up 15.2% year-over-year, as of June 30, 2026
●62 CLEAR+ airports, including second quarter launches of Northwest Arkansas (Bentonville) and Indianapolis, and 280 retail locations with TSA PreCheck® Enrollment Provided by CLEAR as of June 30, 2026
●eGates launched across 50 airports as of today; on track for network wide rollout in 2026
●CLEAR Concierge, a premium, personalized on-demand airport service now offered at 39 airports
●Continued strong momentum in CLEAR1 across core verticals

Capital Allocation Activities
●Approximately $22.2 million returned to shareholders in the second quarter of 2026, related to our regular quarterly dividend of $0.15 per share and distributions
●Clear Secure, Inc. announced today that its Board of Directors has declared a quarterly cash dividend of $0.15 per share, payable on September 24, 2026 to shareholders of record of Class A Common Stock as of the close of business on September 10, 2026

Third Quarter and Full Year 2026 Guidance
●Third quarter 2026 Revenue of $284-287 million, representing 24.6% year-over-year growth at the midpoint
●Third quarter 2026 Total Bookings of $311-316 million, representing 20.5% year-over-year growth at the midpoint
●Full Year 2026 Free Cash Flow guidance increased from at least $465 million to at least $480 million, representing at least 39.9% year-over-year growth

"Identity has become critical infrastructure and CLEAR has firmly established itself as the trusted, secure identity company. Our second quarter results demonstrate the strength we are seeing across CLEAR Travel and CLEAR1, and we have never been better positioned for what's ahead,” said Caryn Seidman Becker, CLEAR’s CEO.

Conference Call Details
CLEAR will host a conference call to discuss these results at 8:00 AM (ET) today. Investors and analysts can access the live teleconference call by dialing toll-free 877-407-3089 for U.S. participants and +1-215-268-9854 for international participants. Listeners can access the live webcast at https://event.choruscall.com/mediaframe/webcast.html?webcastid=NTtHOW8v. A webcast replay will be available after the event on the investor relations website at https://ir.clearme.com.

About CLEAR
The mission of CLEAR, the secure identity company, is to strengthen security and create frictionless experiences. With over 43 million Members and a growing network of partners across the world, CLEAR's secure identity platform is transforming the way people live, work, and travel. Whether you are traveling, at the stadium, or on your phone, CLEAR connects you to the things that make you, you—making everyday experiences easier, more secure, and friction-free. CLEAR is committed to privacy done right. Members are always in control of their own information, and we do not sell biometric or sensitive personal data. For more information, visit clearme.com.

Key Performance Indicators

	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Total Bookings (in millions)	$222.9	$260.1	$287.1	$291.7	$295.9
Total CLEAR Members (in thousands)	33,472	35,751	37,998	40,986	43,501
Active CLEAR+ Members (in thousands)	7,227	7,399	7,616	8,167	8,329
Definitions of Key Performance Indicators
To evaluate performance of the business, we utilize a variety of other non-GAAP financial reporting and performance measures. These key measures include Total Bookings, Total CLEAR Members, and Active CLEAR+ Members.

Total Bookings
Total Bookings represent our total revenue plus the change in deferred revenue during the period. Total Bookings in any particular period reflect sales to new and renewing CLEAR+ subscribers plus any accrued billings to partners. Management believes that Total Bookings is an important measure of the current health and growth of the business and views it as a leading indicator.
Total CLEAR Members
We define Total CLEAR Members as the cumulative number of Members that have registered for the CLEAR platform since inception as of the end of the period. This includes Members who have enrolled through CLEAR+, trials, single-use product purchases, other non-paid uses of the CLEAR platform, and associated family accounts. Total CLEAR Members exclude members who are solely marketing opt-ins and purged accounts, and are adjusted to remove identified duplicate non-paid accounts. Management views this metric as an important tool to analyze the efficacy of our growth and marketing initiatives as new Members are potentially a current and leading indicator of revenues.
Active CLEAR+ Members
We define Active CLEAR+ Members as the number of members with an active CLEAR+ subscription as of the end of the period. This includes CLEAR+ members who have an activated payment method, plus associated family accounts and is inclusive of Members who are in a trial or in a billing grace period. Management views this as an important tool to measure the growth of its CLEAR+ product.

Prior period Active CLEAR+ Members have been recast to reflect the removal of certain lapsed accounts identified in connection with a billing system transformation project undertaken during 2025. This recast had no impact on our consolidated financial statements or non-GAAP financial measures. There has been no other change in the calculation of Active CLEAR+ Members.

CLEAR SECURE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(dollars in thousands, except share and per share data)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$128,228	$85,734
Marketable securities	831,040	614,439
Accounts receivable	1,263	1,925
Prepaid revenue share fee	31,347	29,679
Prepaid expenses and other current assets	31,656	32,837
Total current assets	1,023,534	764,614
Property and equipment, net	62,714	59,331
Right of use asset, net	97,215	100,048
Intangible assets, net	2,528	2,753
Goodwill	62,684	62,684
Restricted cash	2,852	2,764
Other assets	326,805	311,198
Total assets	$1,578,332	$1,303,392
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,175	$7,156
Accrued liabilities	404,692	236,543
Deferred revenue	572,989	516,201
Total current liabilities	983,856	759,900
Other long term liabilities	351,313	339,107
Total liabilities	1,335,169	1,099,007
Commitments and contingencies
Class A Common Stock, $0.00001 par value - 1,000,000,000 shares authorized; 101,961,485 and 101,940,628 shares issued and outstanding, respectively, as of June 30, 2026 and 97,988,039 and 97,986,631 shares issued and outstanding as of December 31, 2025	1	1
Class B Common Stock, $0.00001 par value - 100,000,000 shares authorized; 151,787 shares issued and outstanding as of June 30, 2026 and 351,787 shares issued and outstanding as of December 31, 2025	—	—
Class C Common Stock, $0.00001 par value - 200,000,000 shares authorized; 14,246,787 shares issued and outstanding as of June 30, 2026 and 15,745,891 shares issued and outstanding as of December 31, 2025	—	—
Class D Common Stock, $0.00001 par value - 100,000,000 shares authorized; 18,380,246 shares issued and outstanding as of June 30, 2026 and 19,130,246 shares issued and outstanding as of December 31, 2025	—	—
Accumulated other comprehensive (loss) income	(753)	840
Treasury stock at cost, 0 shares as of June 30, 2026 and December 31, 2025	—	—
Retained earnings	158,350	119,791
Additional paid-in capital	48,645	57,102
Total stockholders’ equity attributable to Clear Secure, Inc.	206,243	177,734
Non-controlling interests	36,920	26,651
Total stockholders’ equity	243,163	204,385
Total liabilities and stockholders’ equity	$1,578,332	$1,303,392

CLEAR SECURE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$277,757	$219,467	$530,760	$430,835

Operating expenses:
Cost of revenue share fee	39,289	31,198	76,167	60,765
Cost of direct salaries and benefits	47,997	47,699	96,249	98,441
Research and development	17,772	18,229	37,223	37,228
Sales and marketing	17,152	14,485	33,106	27,871
General and administrative	65,934	58,532	129,571	113,270
Depreciation and amortization	6,661	6,768	13,491	13,300
Operating income	82,952	42,556	144,953	79,960

Other income (expense):
Interest income, net	7,932	5,805	14,693	11,958
Other income (expense), net	471	(4,055)	2,454	(3,607)
Income before tax	91,355	44,306	162,100	88,311
Income tax expense	(19,045)	(6,431)	(33,406)	(11,853)
Net income	72,310	37,875	128,694	76,458
Less: net income attributable to non-controlling interests	22,260	13,153	39,849	26,331
Net income attributable to Clear Secure, Inc.	$50,050	$24,722	$88,845	$50,127

Net income per share of Class A Common Stock and Class B Common Stock
Net income per common share basic, Class A	$0.50	$0.26	$0.89	$0.53
Net income per common share basic, Class B	$0.50	$0.26	$0.89	$0.53
Net income per common share diluted, Class A	$0.49	$0.26	$0.87	$0.52
Net income per common share diluted, Class B	$0.49	$0.26	$0.87	$0.52
Weighted-average shares of Class A Common Stock outstanding, basic	100,694,482	92,990,661	99,954,645	94,150,710
Weighted-average shares of Class B Common Stock outstanding, basic	151,787	612,443	229,135	644,659
Weighted-average shares of Class A Common Stock outstanding, diluted	102,768,573	94,418,159	102,037,728	95,667,917
Weighted-average shares of Class B Common Stock outstanding, diluted	151,787	612,443	229,135	644,659

CLEAR SECURE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(dollars in thousands)

	Six Months Ended June 30,
	2026	2025
Operating activities:
Net income	$128,694	$76,458
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation of property and equipment	13,266	11,142
Amortization of intangible assets	225	2,158
Noncash lease expense	3,161	3,219
Impairment of strategic investment	—	4,719
Equity-based compensation	22,399	18,091
Deferred income tax	18,296	934
Amortization of revolver loan costs	66	66
Gain on divestiture of a business	—	(635)
Premium amortization and (discount accretion), net on marketable securities	(873)	(85)
Changes in operating assets and liabilities:
Accounts receivable	662	(708)
Prepaid expenses and other assets	2,096	6,683
Prepaid revenue share fee	(1,668)	795
Accounts payable	(702)	(6,871)
Accrued and other long term liabilities	151,999	112,439
Deferred revenue	56,788	(824)
Operating lease liabilities	(2,885)	(6,250)
Net cash provided by operating activities	$391,524	$221,331

Investing activities:
Purchases of marketable securities	(568,346)	(242,914)
Sales of marketable securities	349,894	269,466
Proceeds from divestiture	—	2,700
Purchase of strategic investment	—	(514)
Purchases of property and equipment	(17,059)	(12,147)
Net cash (used in) provided by investing activities	$(235,511)	$16,591

Financing activities:
Repurchase of Class A Common Stock	(1,238)	(126,345)
Payment of dividend	(30,181)	(23,502)
Payment of special dividend	(20,105)	(25,316)
Distributions to members	(9,875)	(9,839)
Tax distribution to members	(17,229)	(25,986)
Payment of taxes on net settled stock-based awards	(20,303)	(4,939)
Debt issuance costs	(325)	—
Payments under tax receivable agreements	(14,254)	(334)
Net cash used in financing activities	$(113,510)	$(216,261)

Net increase (decrease) in cash, cash equivalents, and restricted cash	42,503	21,661
Cash, cash equivalents, and restricted cash, beginning of period	88,498	70,348
Exchange rate effect on cash and cash equivalents, and restricted cash	79	70
Cash, cash equivalents, and restricted cash, end of period	$131,080	$92,079

Non-GAAP Financial Measures

In addition to our results as determined in accordance with GAAP, we disclose Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow as non-GAAP financial measures that management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, net income margin, net cash provided by (used in) operating activities or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Our Non-GAAP financial measures are expressed in thousands, unless otherwise indicated. We periodically reassess the components of our Non-GAAP adjustments for changes in how we evaluate our performance and changes in how we make financial and operational decisions to ensure the adjustments remain relevant and meaningful.

Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net income adjusted for income taxes, interest (income), net, depreciation and amortization, impairment and losses on asset disposals, equity-based compensation expense, net other (income) expense excluding sublease rental income, acquisition-related costs and changes in fair value of contingent consideration. We define Adjusted EBITDA Margin as Adjusted EBITDA expressed as percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are important financial measures used by management and our board of directors (“Board”) to evaluate business performance. We believe Adjusted EBITDA and Adjusted EBITDA Margin assist investors in evaluating the performance of the Company’s core operations by excluding certain items that impact the comparability of results from period to period.

Free Cash Flow

We define Free Cash Flow as net cash (used in) provided by operating activities adjusted for purchases of property. We believe Free Cash Flow provides useful information to management and investors about the Company’s liquidity and cash flow trends. With regards to our CLEAR+ subscription service, we generally collect cash from our Members upfront for annual subscriptions. As a result, when the business is growing Free Cash Flow can be a real time indicator of the current trajectory of the business.

See below for reconciliations of these non-GAAP financial measures to their most comparable GAAP measures.

Cautionary Note Concerning Forward-Looking Statements

This release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding the Company’s financial position, capital structure, business strategy and plans and objectives of management for future operations, as well as statements regarding business momentum, growth, anticipated demand for our products and services and our business prospects during 2026, as well as expected impacts from our pricing actions, and our guidance for the third quarter and full year 2026. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on the Company. Investors are cautioned that any and such forward looking statement are not guarantees of future performance or results and involve risks and uncertainties (some of which are beyond the Company’s control), and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to: risks relating to adding and retaining Members and partners, including Active CLEAR+ Members, or failing to increase the utilization of our platform; our inability to meet stakeholder expectations or maintain the value and reputation of our brand; failure to successfully compete, and the highly competitive market in which we operate; risks associated with the increased adoption of new technological solutions and services, including first-party identity verification solutions and credential authentication solutions; public confidence in, and acceptance of, identity platforms and biometrics generally, and our platform specifically; failure to successfully implement strategies to increase adoption of our platform or expand into new verticals; risks associated with our commercial agreements and strategic alliances, as well as potential indemnification obligations and certain of our agreements with first parties; risks related to the dependence of portions of our business and results of operations on concessionaire agreements; risks associated with our growth and ability to develop and introduce platform features and offerings, and the need for adequate research and development resources; risks associated with any decline or disruption in the travel industry or a general economic downturn; risks related to our need for additional capital to support our business growth and objectives, and risks that this capital may not be available to us on reasonable terms (or at all) and may result in shareholder dilution; risks associated with acquisitions and other strategic transactions; the need for high-quality personnel; risks associated with the complexity of our platform, including the negative impacts of any errors, system failures or the successful implementation of upgrades or new technology; the risk that our marketing efforts may not be effective; risks associated with changes in the Internet browsers and mobile device accessibility of Members; the ability to maintain our corporate culture; risks associated with payment processing; risks relating to prospective public private partnerships in airports; potential adverse impacts of climate change; our limited experience operating outside of the United States and risks associated with international operations; risks associated with breaches of our information technology systems or those of first parties upon which we rely, protection of our intellectual property, technology and confidential information and failures by first-party technology and devices on which our business relies; our reliance on first-party technology and information systems and our ability to find alternatives if such technology and information systems fail; potential liability due to the infringement on first-party intellectual property by technologies that we incorporate into our products; our ability to meet the standards set for our airport operations by governmental stakeholders; the risk that we may be sued by first parties for alleged infringement, misappropriation or other violations of intellectual property and other proprietary rights; risks associated with the actual or perceived failure to comply with applicable biometrics, artificial intelligence, health information and data privacy laws; failure to comply with the constantly evolving laws and regulations that we are or may become subject to; potential legal proceedings, regulatory disputes and governmental inquiries; coverage afforded under our insurance policies may be inadequate; risks associated with the use of “open source” software; limitations of the SAFETY Act’s liability protections; risks associated with our financial performance, including the risk of increased expenses and net losses in the near term and our ability to achieve or sustain profitability in the future; the failure of our estimates or judgments relating to our critical accounting policies; the risk that our focus on delivering a safe, reliable, predictable and frictionless Member experience may not maximize short-term financial results, which may yield results that conflict with the market’s expectations and could result in our stock price being negatively affected; risks associated with our structure as a holding company, and our reliance on Alclear Holdings, LLC for certain distributions; risks associated with dividend payments and share repurchases; risks associated with our organizational structure, including those related to our Tax Receivable Agreement; the control of the Company by our co-founder, whose interests in our business may be different than those of our other stockholders; restrictions under our Credit Agreement; the unpredictable nature of tax attributes that will impact our tax treatment; substantial future sales of shares of our Class A Common Stock could cause our stock price to fall; failure to maintain adequate internal controls; the risk that provisions in our charter documents and certain rules imposed by regulatory authorities may delay or prevent our acquisition by a first party; the volatility of our stock price; risks related to the founder performance-based restricted stock unit awards granted at the time of our initial public offering; future issuances of securities, including preferred securities, the terms of which could adversely affect the voting power or value of our Common Stock; and other risks and uncertainties indicated in the Company’s Securities and Exchange Commission (the "SEC") common stock reports or documents filed or to be filed with the SEC. Forward-looking statements included in this release speak only as of the date of this release or any earlier date specified for such statements. The Company disclaims any obligation to update any forward looking statements contained herein. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements .

Reconciliation of Net Income to Adjusted EBITDA and Net Income Margin to Adjusted EBITDA Margin:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2026	2025	2026	2025
Net income	$72,310	$37,875	$128,694	$76,458
Income tax expense	19,045	6,431	33,406	11,853
Interest (income), net	(7,932)	(5,805)	(14,693)	(11,958)
Other (income) expense, net	(26)	4,499	(1,564)	4,504
Depreciation and amortization	6,661	6,768	13,491	13,300
Equity-based compensation expense	11,088	10,292	22,399	18,091
Adjusted EBITDA	$101,146	$60,060	$181,733	$112,248

Revenue	$277,757	$219,467	$530,760	$430,835
Net income Margin	26.0%	17.3%	24.2%	17.7%
Adjusted EBITDA Margin	36.4%	27.4%	34.2%	26.1%
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$201,168	$122,984	$391,524	$221,331
Purchases of property and equipment	(12,186)	(5,063)	(17,059)	(12,147)
Free Cash Flow	$188,982	$117,921	$374,465	$209,184

Investor Contact
CLEAR
ir@clearme.com

Media Contact
CLEAR
media@clearme.com